Exhibit 99.1

JPL “SHINE” EXPERT SYSTEM SOFTWARE, LICENSED BY VIASPACE FROM CALTECH, IS RECIPIENT OF NASA SPACE
ACT AWARD

PASADENA, CA —January 16, 2007 — VIASPACE Inc. (OTCBB: VSPC), a company dedicated to commercializing proven technologies from NASA and the US Department of Defense, announced today that its expert system software, “SHINE”, licensed from Caltech, has been awarded a prestigious NASA Space Act Award.

The NASA Space Act Award is given for significant scientific and technical contribution and provides recognition for those inventions and other scientific and technical contributions that have helped to achieve NASA’s aeronautical, technology transfer, and space goals. The Space Act Award is also given to stimulate and encourage the creation and reporting of similar contributions in the future. In addition to the Space Act Award, SHINE and its authors have also received a Certificate of Recognition and NASA Tech Brief Award.

In determining the merits of an invention or contribution, factors considered include significance, stage of development, use, creativity, and tangible value. SHINE is currently being used in several NASA applications and is commercially licensed by VIASPACE Security for sensor fusion, security, and homeland defense applications.

The SHINE authors from the NASA/Caltech Jet Propulsion Laboratory, M. James and D. Atkinson, previously received a Space Act Award and Software Award for “SHINE Inference Engine” in 2005; and additional SHINE related Space Act Awards including: “A Data Flow Compiler for Spacecraft Models of Vehicle Flight Systems”, and “Optimal Rule Ordering by a Multi-variant Density Transfer Function Using Data Flow Path Analysis” were received in 2005 and 2006.

According to co-developer, Mark James, who is also a consultant to VIASPACE Security, “The SHINE development objective was to produce a real world, practical expert system that enables the effective delivery of a class of applications that were previously intractable because of performance and system resource bottlenecks. SHINE can be used in applications in which high performance, real-time capabilities, and ease of deployment are of critical importance. I am very encouraged to see SHINE successfully deployed in numerous NASA and commercial applications today.” Such applications include real-time diagnostic and prognostics, advanced security and surveillance systems, as well as next generation applications with built in intelligence for situational or domain awareness.

VIASPACE Security, a wholly owned subsidiary of VIASPACE, is actively engaged in leveraging this NASA developed technology into commercial, defense, and homeland security markets and applications.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.